UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2013

PAYMENT DATA SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

 (210) 249-4100
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our filings with the Commission, in 2002, we recognized a loss on margin loans we guaranteed for Michael R. Long, our then Chairman of the Board of Directors and Chief Executive Officer, and our current Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer; and Louis A. Hoch, our President and Chief Operating Officer, in the amounts of $535,302 and $449,371, respectively. In February 2007, we signed employment agreements with Messrs. Long and Hoch in which each agreed to repay his respective obligation to us in four equal annual payments of cash or stock or any combination thereof. As of September 30, 2012, Mr. Long owed us $377,651 and Mr. Hoch owed us $324,686. The aggregate amount for the unpaid installments of $702,337 is classified as “Related Party Receivable” on our balance sheet at September 30, 2012.

On March 11, 2013, in accordance with our employment agreements with Messrs. Long and Hoch, we accepted shares of our common stock owned by Messrs. Long and Hoch as satisfaction in full for the remaining amounts owed to us.

Also on March 11, 2013, we agreed to purchase additional shares of our common stock owned by Mr. Long and Mr. Hoch  valued at $156,852 and $144,403 respectively..  We agreed to such transaction in lieu of a cash bonus to compensate Messrs. Long and Hoch for their service to the Company.  As a result, we incurred a one-time expense of $301,255 in conjunction with these payments.

On March 11, 2013, we accepted 2,969,459 shares of our common stock valued at $534,503 and 2,606,051 shares of our common stock valued at $469,089 from Messrs. Long and Hoch, respectively, as satisfaction in full of their outstanding payments owed to us and for their compensation payments. The common stock accepted from Messrs. Long and Hoch was valued at $0.18 per share, in accordance with our employment agreements, which was the closing price of the common stock on March 1, 2013. The common stock accepted from Messrs. Long and Hoch was recorded as treasury stock with a total cost of $702,337 and we no longer carry a “Related Party Receivable” on our balance sheet.

By virtue of Messrs. Long and Hoch’s officer positions with us, they are each considered a related party of our Company under federal securities law. Our Board of Directors has acknowledged that our entry into this agreement with Messrs. Long and Hoch is a related party transaction and has approved such transactions.

We believe this transaction will, in the short and long term, benefit our shareholders.  Removing these loans improves our balance sheet which we believe could improve our access to capital in the future in the event we decide to seek capital.  We also view the repayments of these loans as positioning our company for the next step in our plans to continue our growth and increase value for shareholders including positioning our company for a planned application to list our shares on NYSE MKT or other national market. Finally, retiring 5,575,510 shares of common stock will decrease shares in our float and increases the percentage ownership of our existing shareholders.

FORWARD-LOOKING STATEMENTS DISCLAIMER

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: March 13, 2013	By:	/s/ Michael R. Long
Name: Michael R. Long
		Title:	Chief Executive Officer and Chief Financial Officer

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